UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2005

SHOE PAVILION, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23669	94-3289691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1380 Fitzgerald Drive Pinole, California	94564
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 222-4405

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 17, 2005, Shoe Pavilion, Inc. (the “Company”) issued a press release announcing certain financial information for the 13-week fourth quarter and the 52-week period ended January 1, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 2, 2005, the Company issued a press release announcing that, as a result of a clarification issued by the Chief Accountant of the Securities and Exchange Commission on February 7, 2005, the Company, like many other retailers, had reviewed its lease accounting practices and intended to correct its lease accounting treatment and would restate its historical financial statements. At that time, and as previously reported in the Company’s Current Report on Form 8-K filed on March 3, 2005, the Company had not yet identified the years or periods that would be restated as a result of this clarification.

On March 17, 2005, the Company announced in the press release referred to in Item 2.02 above, that the Company’s previously issued financial statements for the fiscal years ended January 3, 2004 (the “2003 Fiscal Year”) and December 28, 2002 (the “2002 Fiscal Year”) will be restated. The Company’s management reached its conclusion that such prior financial statements should be restated in connection with a review of certain non-cash items relating to its lease accounting practices.

The specific adjustments that will be reflected in the restatement are as follows: The Company expects to record a charge, net of taxes, of $204,000 or $0.03 per share for the 2003 Fiscal Year, $175,000 or $0.02 per share for the 2002 Fiscal Year and a charge to retained earnings at the beginning of the 2002 Fiscal Year of $224,000. The resulting adjustments will not affect historical or future cash flows.

As a result of the Company’s determination to restate its financial statements as discussed above, the financial statements included in the Company’s Annual Reports on Form 10-K for the 2003 Fiscal Year and the interim financial statements included in the Company’s filings on Form 10Q for its 2003 Fiscal Year should no longer be relied upon. The Company will include the restatement of these historical financial statements in its Annual Report on Form 10-K for the fiscal year ended January 1, 2005.

The Company’s management has discussed its conclusion disclosed in this Form 8-K with the Audit Committee of the Board of Directors and Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Item 9.01 Exhibits

99.1	Press Release dated March 17, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE PAVILION, INC.

March 21, 2005	By:	/s/ John D. Hellmann
	Name:	John D. Hellmann
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Shoe Pavilion, Inc. issued March 17, 2005